Exhibit 99.1
Callon Petroleum Company Announces Third Quarter 2017 Results

Natchez, MS (November 6, 2017) - Callon Petroleum Company (NYSE: CPE) (“Callon” or the “Company”) today reported results of operations for the three months ended September 30, 2017.

Presentation slides accompanying this earnings release are available on the Company’s website at www.callon.com located on the “Presentations” page within the Investors section of the site.

Financial and operational highlights for the third quarter of 2017, and other recent data points include:

•	Increased production by 36% year-over-year, with an increased percentage of oil volumes

•	Reduced lease operating expense by 9% on a sequential basis to $5.08 per BOE, contributing to a total reduction of 23% since the first quarter of 2017

•	Generated a third quarter operating margin of $32.58 per BOE

•	First operated Delaware Basin Lower Wolfcamp A well had a 24 hour peak flowing rate of 238 BOE/d per 1,000’ (82% oil)

•	Successful return to Ranger drilling program with two Lower Wolfcamp B wells outperforming previous type curves

Joe Gatto, Chief Executive Officer and President commented, “This quarter’s results speak to our team’s commitment to generating strong returns by focusing on driving down costs while extracting the best well results possible from our premier asset base. Consistent improvement in our already strong cash margins, despite production deferrals during the quarter, is evidence that we are taking the correct steps to create shareholder value. Our goal is to manage growth as a function of creating returns on our capital investment. We have been consistent in our focus on these priorities and will continue to be into 2018.” He continued, “Callon’s well results were strong across all four of our operations areas during the third quarter, including our first operated well in the Delaware Basin. Early well results in the fourth quarter have been equally strong and we are excited about our prospects for 2018.”

Operations Update

At September 30, 2017, we had 218 gross (161.2 net) horizontal wells producing from seven established flow units in the Permian Basin. Net daily production for the three months ended September 30, 2017 grew approximately 36% to 22.5 thousand barrels of oil equivalent per day (approximately 77% oil) as compared to the same period of 2016.

For the three months ended September 30, 2017, we operated four horizontal drilling rigs, drilling 13 gross (10.3 net) horizontal wells in the Spur, WildHorse, Ranger and Monarch areas. We placed a combined 11 gross (10.1 net) horizontal wells on production in the quarter in these areas.

In the Delaware Basin, we drilled and completed our first operated Lower Wolfcamp A well, the Sleeping Indian A1 #1LA well. The well is currently outperforming the 7,500 foot type curve, with an oil cut of approximately 82%. We recently completed our second operated well, the Saratoga A1 #7LA and have placed the well on flowback. We expect to commence multi-well pad development prior to the end of this year with co-development of the Upper and Lower Wolfcamp A.

In the Midland Basin, we were active across all three focus areas: WildHorse, Ranger and Monarch. In Howard County at our WildHorse area, we placed multiple Wolfcamp A wells on production during the second half of the quarter. The wells are cleaning up and have shown similar productivity to our previous wells in the area on an early time basis. Our plans are to continue program development of multiple zones across our footprint and we also expect to test tighter Wolfcamp A spacing, at 10 wells per section, in 2018.

In Reagan County at our Ranger area, our first operated Lower Wolfcamp B wells since 2015 are outperforming the type curve by more than 20%. During the quarter, we drilled our first Wolfcamp C well in this area, which is scheduled for completion during the fourth quarter along with two additional Lower Wolfcamp B wells. We currently do not account for any Wolfcamp C locations in our delineated inventory.

At our Monarch area in Midland County, we drilled a three-well pad consisting of our longest wells to date at an average of over 21,000 feet true measured depth. The completed lateral length for these wells averaged approximately 10,600 feet and the wells are entering their fourth week of flowback.

Infrastructure investment continued to be a key focus in the third quarter. We realized an impressive reduction in lease operating expenses this quarter, and we expect this infrastructure investment to continue to improve operating margins as well as position Callon as an

i) See “Non-GAAP Financial Measures and Reconciliations” included within this release for related disclosures and calculations environmentally-responsible operator for the long term. We continued to invest in saltwater disposal wells in the Midland Basin and Delaware Basin, resulting in increased disposal capacity and reduced disposal costs. In addition, we have begun utilizing recycled water volumes in the Midland Basin and are currently preparing infrastructure at our Spur asset to implement water recycling for our planned two rig program in 2018. Importantly, after developing a substantial base of Callon-owned infrastructure, we are now positioned to selectively monetize portions of our asset base while ensuring reliable operations. As an initial step in this initiative, we expect to complete at least $20 million of such transactions in the fourth quarter, with other identified transactions expected to close by the end of the first quarter of 2018.

Capital Expenditures

For the three months ended September 30, 2017, we incurred $112.7 million in cash operational capital expenditures (excluding other items) compared to $64.0 million in the second quarter of 2017. Total capital expenditures, inclusive of capitalized expenses, are detailed below on an accrual and cash basis (in thousands):

	Three Months Ended September 30, 2017
	Operational		Capitalized	Capitalized	Total Capital
	Capital	Other (a)	Interest	G&A	Expenditures
Cash basis (b)	$112,667	$3,767	$479	$4,215	$121,128
Timing adjustments (c)	711	—	9,119	—	9,830
Non-cash items	—	—	—	1,133	1,133
Accrual (GAAP) basis	$113,378	$3,767	$9,598	$5,348	$132,091

(a)	Includes seismic, land and other items.

(b)
Cash basis is a non-GAAP measure that we believe helps users of the financial information reconcile amounts to the cash flow statement and to account for timing related operational changes such as our development pace and rig count.

(c)	Includes timing adjustments related to cash disbursements in the current period for capital expenditures incurred in the prior period.

i) See “Non-GAAP Financial Measures and Reconciliations” included within this release for related disclosures and calculations

Operating and Financial Results

The following table presents summary information for the periods indicated:

	Three Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016
Net production:
Oil (MBbls)	1,591	1,596	1,153
Natural gas (MMcf)	2,900	2,550	2,244
Total production (MBOE)	2,074	2,021	1,527
Average daily production (BOE/d)	22,543	22,209	16,598
% oil (BOE basis)	77%	79%	76%
Oil and natural gas revenues (in thousands):
Oil revenue	$73,349	$72,885	$49,095
Natural gas revenue	11,265	9,398	6,832
Total revenue	84,614	82,283	55,927
Impact of cash-settled derivatives	(1,214)	(267)	4,091
Adjusted Total Revenue (i)	$83,400	$82,016	$60,018
Average realized sales price:
Oil (Bbl) (excluding impact of cash settled derivatives)	$46.10	$45.67	$42.58
Oil (Bbl) (including impact of cash settled derivatives)	45.24	45.47	46.27
Natural gas (Mcf) (excluding impact of cash settled derivatives)	$3.88	$3.69	$3.04
Natural gas (Mcf) (including impact of cash settled derivatives)	3.94	3.70	2.97
Total (BOE) (excluding impact of cash settled derivatives)	$40.80	$40.71	$36.63
Total (BOE) (including impact of cash settled derivatives)	40.21	40.58	39.30
Additional per BOE data:
Sales price (excluding impact of cash settled derivatives)	$40.80	$40.71	$36.63
Lease operating expense (excluding gathering and treating
expense)	5.08	5.56	6.16
Gathering and treating expense	0.52	0.45	0.36
Production taxes	2.62	2.38	2.28
Operating margin	$32.58	$32.32	$27.83

Depletion, depreciation and amortization	$13.75	$12.97	$11.33
Adjusted G&A (a)
Cash component (b)	$2.50	$2.67	$2.38
Non-cash component	0.65	0.53	0.58

(a)
Excludes certain non-recurring expenses and non-cash valuation adjustments. See the reconciliation provided within this press release for a reconciliation of G&A expense on a GAAP basis to Adjusted G&A expense.

(b)	Excludes the amortization of equity-settled share-based incentive awards and corporate depreciation and amortization.

Total Revenue. For the quarter ended September 30, 2017, Callon reported total revenue of $84.6 million and total revenue including cash-settled derivatives (“Adjusted Total Revenue,” a non-GAAP financial measure(i)) of $83.4 million, including the impact of a $1.2 million loss from the settlement of derivative contracts. The table above reconciles Adjusted Total Revenue to the related GAAP measure of the Company's revenue. Average daily production for the quarter was 22.5 MBOE/d compared to average daily production of 22.2 MBOE/d in the second quarter of 2017. Average realized prices, including and excluding the effects of hedging, are detailed below.

i) See “Non-GAAP Financial Measures and Reconciliations” included within this release for related disclosures and calculations

Hedging impacts. For the quarter ended September 30, 2017, Callon recognized the following hedging-related items (in thousands, except per unit data):

	In Thousands	Per Unit
Oil derivatives
Net loss on settlements	$(1,373)	$(0.86)
Net loss on fair value adjustments	(12,811)
Total loss on oil derivatives	$(14,184)
Natural gas derivatives
Net gain on settlements	$159	$0.06
Net loss on fair value adjustments	(137)
Total gain on natural gas derivatives	$22
Total oil & natural gas derivatives
Net loss on settlements	$(1,214)	$(0.59)
Net loss on fair value adjustments	(12,948)
Total loss on total oil & natural gas derivatives	$(14,162)

Lease Operating Expenses, including workover and gathering expense (“LOE”). LOE per BOE for the three months ended September 30, 2017 was $5.60 per BOE, compared to LOE of $6.01 per BOE in the second quarter of 2017. The decrease in this metric resulted primarily from a decrease in the number of workovers period over period.

Production Taxes, including ad valorem taxes. Production taxes were $2.62 per BOE for the three months ended September 30, 2017, representing approximately 6.4% of total revenue before the impact of derivative settlements.

Depreciation, Depletion and Amortization (“DD&A”). DD&A for the three months ended September 30, 2017 was $13.75 per BOE compared to $12.97 per BOE in the second quarter of 2017. The increase on a per unit basis was primarily attributable to greater increases in our depreciable asset base and assumed future development costs related to undeveloped proved reserves as compared to the estimated total proved reserve base.

General and Administrative (“G&A”). G&A, excluding certain non-cash incentive share-based compensation valuation adjustments, (“Adjusted G&A”, a non-GAAP measure(i)) was $6.5 million, or $3.15 per BOE, for the three months ended September 30, 2017 compared to $6.5 million, or $3.20 per BOE, for the second quarter of 2017. The cash component of Adjusted G&A was $5.2 million, or $2.50 per BOE, for the three months ended September 30, 2017 compared to $5.4 million, or $2.67 per BOE, for the second quarter of 2017.

For the three months ended September 30, 2017, G&A and Adjusted G&A, which excludes the amortization of equity-settled, share-based incentive awards and corporate depreciation and amortization, are calculated as follows (in thousands):

Three Months Ended September 30, 2017
Total G&A expense	$7,259
Less: Change in the fair value of liability share-based awards (non-cash)	(731)
Adjusted G&A – total	6,528
Less: Restricted stock share-based compensation (non-cash)	(1,198)
Less: Corporate depreciation & amortization (non-cash)	(146)
Adjusted G&A – cash component	$5,184

Income tax expense. Callon typically provides for income taxes at a statutory rate of 35% adjusted for permanent differences expected to be realized, which primarily relate to non-deductible executive compensation expenses and state income taxes. We recorded an income tax expense of $0.2 million for the three months ended September 30, 2017 which relates to deferred State of Texas gross margin tax. At September 30, 2017 we had a valuation allowance of $109.8 million. Adjusted Income per fully diluted common share, a non-GAAP financial measure(i), adjusts our income (loss) available to common stockholders to reflect our theoretical tax provision of $6.1 million (or $0.03 per diluted share) for the quarter as if the valuation allowance did not exist.

i) See “Non-GAAP Financial Measures and Reconciliations” included within this release for related disclosures and calculations

2017 Guidance Update

Fourth Quarter
2017 Guidance
Total production (BOE/d)	24,000 - 25,500
% oil	77%
Income Statement Expenses (per BOE)
LOE, including workovers	$5.75 - $6.25
Gathering and treating	$0.55 - $0.65
Production taxes, including ad valorem (% unhedged revenue)	7%
Adjusted G&A: cash component (a)	$2.25 - $2.50
Adjusted G&A: non-cash component (b)	$0.55 - $0.65
Interest expense (c)	$0.00
Effective income tax rate	35%
Capital expenditures ($MM, accrual basis)
Operational (net of monetizations) (d)	$108 - $112 ($88 - $92)
Capitalized expenses (cash component)	$13 - $17
Net operated horizontal well completions
Midland Basin	~12
Delaware Basin	~1

(a)	Excludes stock-based compensation and corporate depreciation and amortization.

(b)	Excludes certain non-recurring expenses and non-cash valuation adjustments.

(c)	All interest expense anticipated to be capitalized.

(d)	Includes seismic, land and other items. Excludes capitalized expenses.

i) See “Non-GAAP Financial Measures and Reconciliations” included within this release for related disclosures and calculations

Hedge Portfolio Summary
The following tables summarize our open derivative positions for the periods indicated:

	For the Remainder of	For the Full Year of
Oil contracts (WTI)	2017	2018
Swap contracts combined with short puts (enhanced swaps)
Total volume (MBbls)	184	—
Weighted average price per Bbl
Swap	$44.50	$—
Short put option	$30.00	$—
Swap contracts
Total volume (MBbls)	184	1,825
Weighted average price per Bbl	$45.74	$51.42
Deferred premium put spread option
Total volume (MBbls)	253	—
Premium per Bbl	$2.45	$—
Weighted average price per Bbl
Long put option	$50.00	$—
Short put option	$40.00	$—
Collar contracts (two-way collars)
Total volume (MBbls)	340	—
Weighted average price per Bbl
Ceiling (short call)	$58.19	$—
Floor (long put)	$47.50	$—
Call option contracts
Total volume (MBbls)	169	—
Premium per Bbl	$1.82	$—
Weighted average price per Bbl
Short call strike price (a)	$50.00	$—
Long call strike price (a)	$50.00	$—
Collar contracts combined with short puts (three-way collars)
Total volume (MBbls)	—	3,468
Weighted average price per Bbl
Ceiling (short call option)	$—	$60.86
Floor (long put option)	$—	$48.95
Short put option	$—	$39.21

(a)	Offsetting contracts.

	For the Remainder of	For the Full Year of
Oil contracts (Midland basis differential)	2017	2018
Swap contracts
Volume (MBbls)	552	5,109
Weighted average price per Bbl	$(0.52)	$(0.90)

i) See “Non-GAAP Financial Measures and Reconciliations” included within this release for related disclosures and calculations

	For the Remainder of	For the Full Year of
Natural gas contracts (Henry Hub)	2017	2018
Collar contracts combined with short puts (three-way collars)
Total volume (BBtu)	368	—
Weighted average price per MMBtu
Ceiling (short call option)	$3.71	$—
Floor (long put option)	$3.00	$—
Short put option	$2.50	$—
Collar contracts (two-way collars)
Total volume (BBtu)	856	720
Weighted average price per MMBtu
Ceiling (short call option)	$3.77	$3.84
Floor (long put option)	$3.23	$3.40
Swap contracts
Total volume (BBtu)	124	—
Weighted average price per MMBtu	$3.39	$—

Income (Loss) Available to Common Shareholders. The Company reported net income available to common shareholders of $15.3 million for the three months ended September 30, 2017 and Adjusted Income available to common shareholders of $18.1 million, or $0.09 per diluted share. Adjusted Income per fully diluted common share, a non-GAAP financial measure(i), adjusts our income (loss) available to common stockholders to reflect our theoretical tax provision for the quarter as if the valuation allowance did not exist. The following tables reconcile to the related GAAP measure the Company's income (loss) available to common stockholders to Adjusted Income and the Company's net income (loss) to Adjusted EBITDA (in thousands):

	Three Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016
Income available to common stockholders	$15,257	$31,566	$19,315
Change in valuation allowance	(6,064)	(11,194)	(7,907)
Net (gain) loss on derivatives, net of settlements	8,416	(6,995)	(679)
Change in the fair value of share-based awards	475	(315)	2,192
Settled share-based awards	—	4,128	—
Adjusted Income	$18,084	$17,190	$12,921
Adjusted Income per fully diluted common share	$0.09	$0.09	$0.09

	Three Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016
Net income	$17,081	$33,390	$21,139
Net (gain) loss on derivatives, net of settlements	12,947	(10,761)	(1,044)
Non-cash stock-based compensation expense	1,952	499	4,150
Settled share-based awards	—	6,351	—
Acquisition expense	205	2,373	456
Income tax (benefit) expense	237	322	(62)
Interest expense	444	589	831
Depreciation, depletion and amortization	29,132	26,765	17,733
Accretion expense	131	208	187
Adjusted EBITDA	$62,129	$59,736	$43,390

i) See “Non-GAAP Financial Measures and Reconciliations” included within this release for related disclosures and calculations

Discretionary Cash Flow. Discretionary cash flow, a non-GAAP measure(i), for the three months ended September 30, 2017 was $61.9 million and is reconciled to operating cash flow in the following table (in thousands):

	Three Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016
Cash flows from operating activities:
Net income	$17,081	$33,390	$21,139
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, depletion and amortization	29,132	26,765	17,733
Accretion expense	131	208	187
Amortization of non-cash debt related items	441	589	810
Deferred income tax expense	237	323	(62)
Net (gain) loss on derivatives, net of settlements	12,947	(10,761)	(1,044)
Loss on sale of other property and equipment	—	62	—
Non-cash expense related to equity share-based awards	1,219	4,865	608
Change in the fair value of liability share-based awards	732	1,982	3,371
Discretionary cash flow	$61,920	$57,423	$42,742
Changes in working capital	$(7,777)	$(8,968)	$2,927
Payments to settle asset retirement obligations	(250)	(816)	(576)
Payments to settle vested liability share-based awards	—	(4,511)	—
Net cash provided by operating activities	$53,893	$43,128	$45,093

i) See “Non-GAAP Financial Measures and Reconciliations” included within this release for related disclosures and calculations

Callon Petroleum Company
Consolidated Balance Sheets
(in thousands, except par and per share values and share data)

	September 30, 2017	December 31, 2016
ASSETS	Unaudited
Current assets:
Cash and cash equivalents	$61,609	$652,993
Accounts receivable	81,973	69,783
Fair value of derivatives	3,333	103
Other current assets	2,583	2,247
Total current assets	149,498	725,126
Oil and natural gas properties, full cost accounting method:
Evaluated properties	3,283,985	2,754,353
Less accumulated depreciation, depletion, amortization and impairment	(2,026,809)	(1,947,673)
Net evaluated oil and natural gas properties	1,257,176	806,680
Unevaluated properties	1,173,614	668,721
Total oil and natural gas properties	2,430,790	1,475,401
Other property and equipment, net	18,626	14,114
Restricted investments	3,362	3,332
Deferred financing costs	5,209	3,092
Fair value of derivatives	1,121	—
Acquisition deposit	—	46,138
Prepaid	4,650	—
Other assets, net	827	384
Total assets	$2,614,083	$2,267,587
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$147,338	$95,577
Accrued interest	18,375	6,057
Cash-settleable restricted stock unit awards	4,158	8,919
Asset retirement obligations	1,841	2,729
Fair value of derivatives	6,380	18,268
Total current liabilities	178,092	131,550
Senior secured revolving credit facility	—	—
6.125% senior unsecured notes due 2024, net of unamortized deferred financing costs	595,115	390,219
Asset retirement obligations	3,163	3,932
Cash-settleable restricted stock unit awards	2,626	8,071
Deferred tax liability	1,158	90
Fair value of derivatives	659	28
Other long-term liabilities	405	295
Total liabilities	781,218	534,185
Commitments and contingencies
Stockholders’ equity:
Preferred stock, series A cumulative, $0.01 par value and $50.00 liquidation preference, 2,500,000 shares authorized; 1,458,948 shares outstanding	15	15
Common stock, $0.01 par value, 300,000,000 shares authorized; 201,827,995 and 201,041,320 shares outstanding, respectively	2,018	2,010
Capital in excess of par value	2,179,258	2,171,514
Accumulated deficit	(348,426)	(440,137)
Total stockholders’ equity	1,832,865	1,733,402
Total liabilities and stockholders’ equity	$2,614,083	$2,267,587

Callon Petroleum Company
Consolidated Statements of Operations
(Unaudited; in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Operating revenues:
Oil sales	$73,349	$49,095	$218,242	$117,093
Natural gas sales	11,265	6,832	30,019	14,677
Total operating revenues	84,614	55,927	248,261	131,770
Operating expenses:
Lease operating expenses	11,624	9,961	36,708	24,229
Production taxes	5,444	3,478	16,168	8,153
Depreciation, depletion and amortization	28,525	17,303	79,172	49,318
General and administrative	7,259	7,891	18,894	19,755
Settled share-based awards	—	—	6,351	—
Accretion expense	131	187	523	762
Write-down of oil and natural gas properties	—	—	—	95,788
Acquisition expense	205	456	3,027	2,410
Total operating expenses	53,188	39,276	160,843	200,415
Income (loss) from operations	31,426	16,651	87,418	(68,645)
Other (income) expenses:
Interest expense, net of capitalized amounts	444	831	1,698	10,502
(Gain) loss on derivative contracts	14,162	(5,135)	(11,636)	11,281
Other income	(498)	(122)	(1,270)	(299)
Total other (income) expense	14,108	(4,426)	(11,208)	21,484
Income (loss) before income taxes	17,318	21,077	98,626	(90,129)
Income tax (benefit) expense	237	(62)	1,026	(62)
Net income (loss)	17,081	21,139	97,600	(90,067)
Preferred stock dividends	(1,824)	(1,824)	(5,471)	(5,471)
Income (loss) available to common stockholders	$15,257	$19,315	$92,129	$(95,538)
Income (loss) per common share:
Basic	$0.08	$0.14	$0.46	$(0.85)
Diluted	$0.08	$0.14	$0.46	$(0.85)
Shares used in computing income (loss) per common share:
Basic	201,827	136,983	201,422	112,925
Diluted	202,337	137,483	201,995	112,925

Callon Petroleum Company
Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income (loss)	$17,081	$21,139	$97,600	$(90,067)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation, depletion and amortization	29,132	17,733	80,829	50,560
Write-down of oil and natural gas properties	—	—	—	95,788
Accretion expense	131	187	523	762
Amortization of non-cash debt related items	441	810	1,695	2,371
Deferred income tax (benefit) expense	237	(62)	1,026	(62)
Net (gain) loss on derivatives, net of settlements	12,947	(1,044)	(15,608)	27,105
Loss on sale of other property and equipment	—	—	62	—
Non-cash expense related to equity share-based awards	1,219	778	7,014	1,954
Change in the fair value of liability share-based awards	732	3,371	2,423	6,045
Payments to settle asset retirement obligations	(250)	(576)	(1,831)	(895)
Changes in current assets and liabilities:
Accounts receivable	(4,338)	(11,608)	(12,148)	(16,444)
Other current assets	(38)	54	(336)	(251)
Current liabilities	1,854	15,702	7,534	19,815
Change in other long-term liabilities	1	—	121	86
Change in long-term prepaid	(4,650)	—	(4,650)	—
Change in other assets, net	(606)	(1,221)	(1,376)	(1,671)
Payments to settle vested liability share-based awards	—	—	(13,173)	(10,300)
Net cash provided by operating activities	53,893	45,263	149,705	84,796
Cash flows from investing activities:
Capital expenditures	(121,128)	(47,418)	(267,218)	(122,698)
Acquisitions	(8,015)	(18,033)	(714,504)	(302,057)
Acquisition deposit	—	(32,700)	46,138	(32,700)
Proceeds from sales of mineral interests and equipment	—	(708)	—	22,923
Net cash used in investing activities	(129,143)	(98,859)	(935,584)	(434,532)
Cash flows from financing activities:
Borrowings on senior secured revolving credit facility	—	74,000	—	217,000
Payments on senior secured revolving credit facility	—	(114,000)	—	(257,000)
Issuance of 6.125% senior unsecured notes due 2024	—	—	200,000	—
Premium on the issuance of 6.125% senior unsecured notes due 2024	—	—	8,250	—
Issuance of common stock	—	421,908	—	722,715
Payment of preferred stock dividends	(1,824)	(1,824)	(5,471)	(5,471)
Payment of deferred financing costs	(401)	(640)	(7,166)	(640)
Tax withholdings related to restricted stock units	(65)	(170)	(1,118)	(2,207)
Net cash provided by financing activities	(2,290)	379,274	194,495	674,397
Net change in cash and cash equivalents	(77,540)	325,678	(591,384)	324,661
Balance, beginning of period	139,149	207	652,993	1,224
Balance, end of period	$61,609	$325,885	$61,609	$325,885

Non-GAAP Financial Measures and Reconciliations

This news release refers to non-GAAP financial measures such as “Discretionary Cash Flow,” “Adjusted G&A,” “Adjusted Income,” “Adjusted EBITDA,” and “Adjusted Total Revenue.” These measures, detailed below, are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

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Callon believes that the non-GAAP measure of discretionary cash flow is useful as an indicator of an oil and natural gas exploration and production company's ability to internally fund exploration and development activities and to service or incur additional debt. The Company also has included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements, which the company may not control and may not relate to the period in which the operating activities occurred. Discretionary cash flow is calculated using net income (loss) adjusted for certain items including depreciation, depletion and amortization, the impact of financial derivatives (including the mark-to-market effects, net of cash settlements and premiums paid or received related to our financial derivatives), remaining asset retirement obligations related to our divested offshore properties, restructuring and other non-recurring costs, deferred income taxes and other non-cash income items.

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Callon believes that the non-GAAP measure of Adjusted G&A is useful to investors because it provides readers with a meaningful measure of our recurring G&A expense and provides for greater comparability period-over-period. The table above details all adjustments to G&A on a GAAP basis to arrive at Adjusted G&A.

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We believe that the non-GAAP measure of Adjusted Income available to common shareholders (“Adjusted Income”) and Adjusted Income per diluted share are useful to investors because they provide readers with a meaningful measure of our profitability before recording certain items whose timing or amount cannot be reasonably determined. These measures exclude the net of tax effects of certain non-recurring items and non-cash valuation adjustments, which are detailed in the reconciliation provided above. Prior to being tax-effected and excluded, the amounts reflected in the determination of Adjusted Income and Adjusted Income per diluted share above were computed in accordance with GAAP.

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We calculate Adjusted Earnings before Interest, Income Taxes, Depreciation, Depletion and Amortization (“Adjusted EBITDA”) as Adjusted Income plus interest expense, income tax expense (benefit) and depreciation, depletion and amortization expense. Adjusted EBITDA is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss), cash flow provided by operating activities or other income or cash flow data prepared in accordance with GAAP. However, we believe that Adjusted EBITDA provides additional information with respect to our performance or ability to meet our future debt service, capital expenditures and working capital requirements. Because Adjusted EBITDA excludes some, but not all, items that affect net income (loss) and may vary among companies, the Adjusted EBITDA we present may not be comparable to similarly titled measures of other companies.

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We believe that the non-GAAP measure of Adjusted Total Revenue is useful to investors because it provides readers with a revenue value more comparable to other companies who account for derivative contracts and hedges and include their effects in revenue. We believe Adjusted Total Revenue is also useful to investors as a measure of the actual cash inflows generated during the period.

Earnings Call Information

The Company will host a conference call on Thursday, November 7, 2017, to discuss third quarter 2017 financial and operating results.

Please join Callon Petroleum Company via the Internet for a webcast of the conference call:

Date/Time:	Tuesday, November 7, 2017, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time)
Webcast:	Select “IR Calendar” under the “Investors” section of the website: www.callon.com.
Presentation Slides:	Select “Presentations” under the “Investors” section of the website: www.callon.com.

Alternatively, you may join by telephone using the following numbers:

Toll Free:	1-888-317-6003
Canada Toll Free:	1-866-284-3684
International:	1-412-317-6061
Access code:	6326656

An archive of the conference call webcast will also be available at www.callon.com under the “Investors” section of the website.

About Callon Petroleum

Callon Petroleum Company is an independent energy company focused on the acquisition, development, exploration, and operation of oil and natural gas properties in the Permian Basin in West Texas.

This news release is posted on the Company's website at www.callon.com and will be archived there for subsequent review under the “News” link on the top of the homepage.

Cautionary Statement Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements regarding wells anticipated to be drilled and placed on production; future levels of drilling activity and associated production and cash flow expectations; the Company's 2017 guidance and capital expenditure forecast; estimated reserve quantities and the present value thereof; and the implementation of the Company's business plans and strategy, as well as statements including the words “believe,” “expect,” “plans” and words of similar meaning. These statements reflect the Company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include the volatility of oil and natural gas prices, ability to drill and complete wells, operational, regulatory and environment risks, our ability to finance our activities and other risks more fully discussed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, available on our website or the SEC’s website at www.sec.gov.

For further information contact:
Mark Brewer
Director of Investor Relations
Callon Petroleum Company
ir@callon.com
1-800-451-1294